LifeVantage Announces That Donny Osmond Has Teamed With The Company As A Spokesperson for
Protandim®, The Nrf2 Synergizer

Osmond Teams With Company After Taking Protandim At His Doctor’s Suggestion And Experiencing
Significant Health Benefits

Salt Lake City, UT, September 20, 2011, LifeVantage Corporation (OTCBB: LFVN), maker of Protandim®, the Nrf2 Synergizer™ patented dietary supplement, today announced that legendary entertainer Donny Osmond, popular among all generations and whose career spans over five decades, is now acting as spokesperson for the Company’s flagship product, Protandim.

Donny Osmond is famous for his music as well as his youthful appearance. Starring in one of the most popular Las Vegas shows, “Donny & Marie,” and the oldest celebrity ever to win Dancing With The Stars, Osmond credits his youthful appearance to his dedication to healthy living, taking an active role in physical fitness and caring for himself. As part of his health regimen, Mr. Osmond has been taking Protandim for approximately two years at his doctor’s recommendation and has experienced personal success with the supplement.

“I take Protandim daily,” Osmond said. “I’m often asked to endorse products, but Protandim is the rare product I’ve chosen to share with others because I’ve experienced many health benefits and anti-aging results which I attribute to Protandim.”

Donny was introduced to LifeVantage and Protandim, the Nrf2 Synergizer, in 2009, and had his doctor review the dietary supplement before taking it. Donny was then informed through his doctor that Protandim reduces oxidative stress and activates Nrf2, which up-regulates positive genes that are often called survival genes, and down-regulates negative factors, such as inflammation.”

To this, Osmond said, “I believe Protandim is one of the reasons I look and feel as young as I do, so I’m eager to share the message about it with others.”

“This is a great opportunity to get Protandim back on the national stage and to attract widespread media and consumer attention just as we did when Protandim was featured on ABC Primetime,” said David W. Brown, President of LifeVantage Network. “We’re extremely pleased Donny Osmond has joined LifeVantage as a spokesperson for our product. His frequent public appearances, combined with his popularity among all generations, make him the perfect voice for LifeVantage.”

Douglas C. Robinson, LifeVantage Chief Executive Officer, added, “Our relationship with Donny Osmond is a significant step for our Company. Donny Osmond was acting as an informed consumer when he first took our product to his doctor who studied it and validated it and then recommended it to Donny. His personal experience, together with his celebrity status, should enable him to tell the world why activating Nrf2 and reducing oxidative stress, linked to numerous health conditions, is important.”

About Donny Osmond

Donny Osmond’s career in radio, television, film, singing, songwriting and performing on the Broadway stage has spanned more than five decades. Host of a worldwide syndicated daily radio show, he anchors entertainment reports on Good Morning America, special reports for Entertainment Tonight and is the 2009 Dancing With The Stars (37 million viewers weekly) champion. In addition to starring with his sister, Marie, in the Donny & Marie Show at the Flamingo Hotel & Casino on the Las Vegas Strip, now in its fourth year, he and his sister recently released their first CD together in 30 years, “Donny & Marie,” which debuted at number 30 on the Billboard 200 Pop Albums chart and at number 7 on the country chart. Donny has over 150,000 followers on social media, with more joining every month. Donny and Debbie, his wife of 31 years, have five children and three grandchildren. For more information about Donny, visit www.donny.com.

About Protandim, the Nrf2 Synergizer

Protandim® is a clinically demonstrated supplement that provides substantial benefits for healthy aging. This patented Nrf2-activating therapy works in a very different way than conventional antioxidant supplements. Unlike vitamin- or carotenoid-containing products that have proven to be largely ineffective in reducing oxidative stress caused by free radicals, Protandim® is an indirect antioxidant therapy, which stimulates the body’s production of its own powerful antioxidant enzymes and other stress-related gene products. Protandim® works at the cellular level, triggering cells to naturally increase production of protective antioxidant enzymes such as superoxide dismutase (SOD), catalase, and glutathione synthase, while decreasing production of pro-inflammatory signals.

A peer-reviewed human clinical study showed that after Protandim® was taken for 30 consecutive days, important biochemical markers of aging were decreased by an average of 40%. The study also reported that these markers of aging were reduced in the subjects taking Protandim® to the level of a typical 20 year old. Protandim® is currently the subject of approximately 20 scientific studies at universities and research facilities. The nature and stages of the studies vary.

Under the Dietary Supplement Health and Education Act, Protandim® is considered a “dietary supplement”. Protandim® is not intended for the prevention, diagnosis, treatment, mitigation or cure of any disease. For more information about Protandim®, visit www.LifeVantage.com.

About LifeVantage Corporation

LifeVantage®, (OTCBB: LFVN), maker of Protandim®, the Nrf2 Synergizer patented dietary supplement, is a science based nutraceutical company. LifeVantage is dedicated to visionary science that promises to transform wellness and anti-aging internally and externally with supplements that reduce oxidative stress at the cellular level. The Company was founded in 2003 and currently has offices in Salt Lake City, UT, and San Diego, CA. For more information, visit www.LifeVantage.com.

Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting confidence, optimism, satisfaction or disappointment with current prospects, as well as words such as “believe,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates, and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actually results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the potential failure or unintended negative consequences of the implementation of the Company’s network marketing sales channel; the Company’s ability to retain independent distributors or to attract new independent distributors on an ongoing basis; the potential for third party and governmental actions involving the Company’s network marketing sales channel; the potential for product liability claims against the Company; the risk government regulators and regulations could adversely affect the Company’s business; future laws or regulations may hinder or prohibit the production or sale of the Company’s existing product and future products; unfavorable publicity could materially hurt the Company’s business; and the Company’s ability to protect its intellectual property rights and the value of its product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors,” and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

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Media Relations Contact:
Andrea Ramsey (801) 432-9019

Investor Relations Contact:
Cindy England (801) 432-9036
-or-
John Mills (310) 954-1105
Senior Managing Director, ICR, LLC

SOURCE LifeVantage Corporation